Exhibit 10.1

TECHNOLOGY ASSIGNMENT AGREEMENT

THIS TECHNOLOGY ASSIGNMENT AGREEMENT (this “Agreement”) is entered as of August 24, 2009, by and between Avanyx Therapeutics, Inc., a Delaware corporation (the “Company”), and David Platt, an individual (“Founder”).

1. Assignment

Founder hereby assigns, in consideration of the mutual promises and covenants set forth herein, to the Company exclusively throughout the world all rights, title and interests (whether or not now existing) Founder owns in the (i) subject matter referred to in Exhibit A (“Technology”), (ii) all precursors, portions and work in progress with respect thereto and all inventions, works of authorship, mask works, technology, information, know-how, materials and tools relating thereto or to the development, support or maintenance thereof, and (iii) all copyrights, patent rights, trade secret rights, trademark rights, mask works rights, sui generis database rights and all other intellectual and industrial property rights of any sort and all business, contract rights, causes of action, and goodwill in, incorporated or embodied in, used to develop, or related to any of the foregoing (collectively “Intellectual Property”).

2. Consideration

2.1 The Company agrees to issue to Founder 8,000,000 shares of common stock of the Company on the date of this Agreement.  Such shares shall be the only consideration required of the Company with respect to the subject matter of this Agreement.

2.2 The assignment and stock issuance hereunder is intended to qualify for tax-free treatment under Section 351 of the Internal Revenue Code of 1986, as amended.

3. Further Assurances; Moral Rights; Competition; Marketing

3.1 Founder agrees to assist the Company in every proper way to evidence, record and perfect the assignment as provided in Section 1 and to apply for and obtain recordation of and from time to time enforce, maintain, and defend the assigned rights.  If the Company is unable for any reason whatsoever to secure the Founder’s signature to any document it is entitled to under this Section 3.1, Founder hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, as his agents and attorneys-in-fact with full power of substitution to act for and on his behalf and instead of Founder, to execute and file any such document or documents and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by Founder.

3.2 To the extent allowed by law, the assignment as provided in Section 1 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral” or the like (collectively “Moral Rights”).  To the extent Founder retains any such Moral Rights under applicable law, Founder hereby ratifies and consents to, and provides all necessary ratifications and consents to, any action that may be taken with respect to such Moral Rights by or authorized by the Company; Founder agrees not to assert any Moral Rights with respect thereto.  Founder will confirm any such ratifications, consents, and agreements from time to time as requested by the Company.

4. Confidential Information

Founder will not use or disclose anything assigned to the Company hereunder or any other technical or business information or plans of the Company, except to the extent Founder (i) can document that it is generally available (through no fault of Founder) for use and disclosure by the public without any charge, license or restriction, or (ii) is permitted to use or disclose such information or plans pursuant to agreement by and between Founder and the Company.  Founder recognizes and agrees that there is no adequate remedy at law for a breach of this Section 4, that such a breach would irreparably harm the Company and that the Company is entitled to equitable relief (including, without limitations, injunctions) with respect to any such breach or potential breach in addition to any other remedies.

5. Warranty

Founder represents and warrants to the Company that the Founder (i) was the owner of certain rights, title and interest in the Intellectual Property and the Technology, (ii) has not assigned, transferred, licensed, pledged or otherwise encumbered any Intellectual Property or the Technology or agreed to do so, (iii) has full power and authority to enter into this Agreement and to make the assignment as provided in Section 1, (iv) is not aware of any violation, infringement or misappropriation of any third party’s rights (or any claim thereof) by the Intellectual Property or the Technology, (v) was not acting within the scope of employment by any third party when conceiving, creating or otherwise performing any activity with respect to anything purportedly assigned in Section 1, and (vi) is not aware of any questions or challenges with respect to the patentability or validity of any claims of any existing patents or patent applications relating to the Intellectual Property.

6. Miscellaneous

This Agreement is not assignable or transferable by Founder without the prior written consent of the Company; any attempt to do so shall be void.  The Company shall be free to transfer this Agreement to a third party.  Any notice, report, approval or consent required or permitted hereunder shall be in writing and will be deemed to have been duly given if delivered personally or mailed by first-class, registered or certified U.S. mail, postage prepaid to the respective addresses of the parties as set below (or such other address as a party may designate by ten (10) days notice).  No failure to exercise, and no delay in exercising, on the part of either party, any privilege, any power or any rights hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or power hereunder preclude further exercise of any other right hereunder.  If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.  This Agreement shall be deemed to have been made in, and shall be construed pursuant to the laws of The Commonwealth of Massachusetts and the United States without regard to conflicts of laws provisions thereof.  The prevailing party in any action to enforce this Agreement shall be entitled to recover costs and expenses including, without limitation, attorneys’ fees.  The terms of this Agreement are confidential to the Company and no press release or other written or oral disclosure of any nature regarding the compensation terms of this Agreement shall hereafter be made by Founder without the Company’s prior written approval; however, approval for such disclosure shall be deemed given to the extent such disclosure is required to comply with governmental rules.  Any waivers or amendments shall be effective only if made in writing and signed by a representative of the respective parties authorized to bind the parties.  This Agreement may be executed in any number of counterparts, each of which, when executed by both parties to this Agreement shall be deemed to be an original, and all of which counterparts together shall constitute one and the same instrument.  Both parties agree that this Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

COMPANY:
By: /s/ David Platt
David Platt, President

FOUNDER:
/s/ David Platt
David Platt

EXHIBIT A

to

TECHNOLOGY ASSIGNMENT AGREEMENT

Patent: Enhancement of Delivery of Radioimaging and Radioprotective  Agents, Filing Date 10/07/98, Issue Date 6/12/2001

Trademarks:           IPOXYN:  Application No. 77754473; Filing date 06/08/09
AVANYX THERAPEUTICS  Application No. 77806120; Filing Date 8/17/09